Exhibit 10.29

CAMBIUM NETWORKS CORPORATION

2019 SHARE INCENTIVE PLAN

Option Award Notice

[Name of Optionee]

You have been awarded an option to purchase ordinary shares, par value $0.0001 per share (“Ordinary Shares”) of Cambium Networks Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), pursuant to the terms and conditions of the Cambium Networks Corporation 2019 Share Incentive Plan (the “Plan”) and the Share Option Agreement (together with this Award Notice, the “Agreement”). Copies of the Plan and the Share Option Agreement are attached hereto. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Option:	You have been awarded a Nonqualified Share Option to purchase from the Company [ ] Ordinary Shares, subject to adjustment as provided in Section 6.2 of the Agreement.

Option Date:	[ , ]

Exercise Price:	The initial price per share at which the underwriters are offering the Company’s Ordinary Shares in the Company’s initial public offering of its Ordinary Shares (the “IPO”), subject to adjustment as provided in Section 6.2 of the Agreement.

Vesting Schedule:	The Option shall vest only if you satisfy the following service-based vesting conditions. Except as otherwise provided in the Plan, the Agreement or any other agreement between the Company and Optionee, the Option shall vest on the one-year anniversary of the Option Date with respect to 25% of the shares subject to the Option on the Option Date and in twelve (12) equal quarterly installments on a quarterly basis thereafter if, and only if, (i) the IPO occurs on or before September 30, 2019 and (ii) you are, and have been, continuously (except for any absence for vacation, leave, etc. in accordance with the Company’s or its Subsidiaries’ policies): (x) employed by the Company or any of its Subsidiaries, (y) serving as a Non-Employee Director or (z) providing services to the Company or any of its Subsidiaries as an advisor or consultant, in each case, from the date of this Agreement through and including such date.

Expiration Date:	Except to the extent earlier terminated pursuant to Section 2.2 of the Agreement or earlier exercised pursuant to Section 2.3 of the Agreement, the Option shall terminate at 5:00 p.m., U.S. Central time, on [ ].

CAMBIUM NETWORKS CORPORATION

By:

Name:
Title:

2

Acknowledgment, Acceptance and Agreement:

By signing below and returning this Award Notice to Cambium Networks Corporation at the address stated herein, I hereby acknowledge receipt of the Agreement and the Plan, accept the Option granted to me and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

Optionee

Date

Signature Page to Share Option Agreement

CAMBIUM NETWORKS CORPORATION

2019 SHARE INCENTIVE PLAN

Share Option Agreement

Cambium Networks Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), hereby grants to the individual (“Optionee”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Option Date”), pursuant to the provisions of the Cambium Networks Corporation 2019 Share Incentive Plan (the “Plan”), an option to purchase from the Company the number of the Company’s ordinary shares, par value $0.0001 per share (“Ordinary Shares”), set forth in the Award Notice at the price per share set forth in the Award Notice (the “Exercise Price”) (the “Option”), upon and subject to the terms and conditions set forth below, in the Award Notice and in the Plan. Capitalized terms not defined herein shall have the meanings specified in the Plan.

1. Option Subject to Acceptance of Agreement. The Option shall be null and void unless Optionee shall accept this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company (or electronically accepting this Agreement within the Optionee’s share plan account with the Company’s share plan administrator according to the procedures then in effect). In addition, in the event that the Company’s initial public offering of the Ordinary Shares does not close on or before September 30, 2019, this Option shall be forfeited as of such date.

2. Time and Manner of Exercise of Option.

2.1. Maximum Term of Option. In no event may the Option be exercised, in whole or in part, after the expiration date set forth in the Award Notice (the “Expiration Date”).

2.2. Vesting and Exercise of Option. The Option shall become vested and exercisable in accordance with the vesting schedule set forth in the Award Notice (the “Vesting Schedule”). The period of time prior to the full vesting of the Option shall be referred to herein as the “Vesting Period.” The Option shall be vested and exercisable following a termination of Optionee’s service according to the following terms and conditions:

(a) Termination due to Death or Disability. If the Optionee’s service with the Company terminates prior to the one-year anniversary of the Option Date by reason of the Optionee’s death or a termination by the Company due to Disability, a pro-rated portion of the Option shall be vested and exercisable upon such termination. Such pro-rated portion shall be equal to 25% of shares subject to the Option on the Option Date multiplied by a fraction, the numerator of which shall equal the number of full days in the Vesting Period during which the Optionee was engaged by the Company and the denominator of which shall equal 365. The vested portion of the Option may thereafter be exercised by Optionee or Optionee’s executor, administrator, legal representative, guardian or similar person until and including the earlier to occur of (i) the date which is one year after the date of termination of service and (ii) the Expiration Date. The portion of the Option that does not become vested under this Section 2.2(a) shall be immediately forfeited by the Optionee and cancelled by the Company. For purpose of this Option, “Disability” shall mean Optionee’s absence from the Optionee’s duties with the Company on a full-time basis for at least 180 consecutive days as a result of the Optionee’s incapacity due to physical or mental illness, as determined by the Committee.

(b) Termination other than due to Death or Disability. Subject to Section 2.2(c) and except as set forth in any other agreement between the Company and the Optionee, if Optionee’s service with the Company terminates prior to the end of the Vesting Period for any reason other than death or Disability, the Option, only to the extent vested on the effective date of such termination of service, may thereafter be exercised by Optionee until and including the earlier to occur of (i) the date which is ninety (90) days after the date of such termination of service and (ii) the Expiration Date.

(c) Change in Control.

(i) In the event of a Change in Control prior to the end of the Vesting Period pursuant to which the Option is not effectively assumed or continued by the surviving or acquiring corporation in such Change in Control (as determined by the Board or Committee, with appropriate adjustments to the number and kind of shares, in each case, that preserve the intrinsic value and other material terms and conditions of the outstanding Option as in effect immediately prior to the Change in Control and in accordance with Section 409A of the Code), the Option shall be 100% vested immediately prior to such Change in Control and the Optionee shall receive in full settlement for such Option a cash payment in an amount equal to the aggregate number of Ordinary Shares then subject to the Option multiplied by the excess, if any, of the Fair Market Value of an Ordinary Share as of the date of the Change in Control, over the Exercise Price.

(ii) In the event of a Change in Control prior to the end of the Vesting Period pursuant to which the Option is effectively assumed or continued by the surviving or acquiring corporation in such Change in Control (as determined by the Board or Committee, with appropriate adjustments to the number and kind of shares, in each case, that preserve the intrinsic value and other material terms and conditions of the outstanding Option as in effect immediately prior to the Change in Control and in accordance with Section 409A of the Code) and the Optionee’s service on the Board terminates within 24 months following such Change in Control, the Option shall be 100% vested upon such termination of service, and the Option may thereafter be exercised by Optionee until and including the earlier to occur of (i) the date which is one year after the date of termination of service and (ii) the Expiration Date.

2.3. Method of Exercise. Subject to the limitations set forth in this Agreement, the Option, to the extent vested, may be exercised by Optionee (a) by delivering to the Company an exercise notice in the form prescribed by the Company specifying the number of whole Ordinary Shares to be purchased and by accompanying such notice with payment therefor in full (or by arranging for such payment to the Company’s satisfaction) either (i) in cash, (ii) by delivery to the Company (either actual delivery or by attestation procedures established by the Company) of Ordinary Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise, (iii) by authorizing the Company to withhold whole Ordinary Shares which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (iv) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom Optionee has submitted an irrevocable notice of exercise or (v) by a combination of (i), (ii) and (iii) and (b) by executing such documents as the Company may reasonably request. No Ordinary Share or certificate representing an Ordinary Share shall be issued or delivered until the full purchase price therefor has been paid.

2.4. Termination of Option. In no event may the Option be exercised after it terminates as set forth in this Section 2.4. The Option shall terminate, to the extent not earlier terminated pursuant to Section 2.2 or exercised pursuant to Section 2.3, on the Expiration Date. Upon the termination of the Option, the Option and all rights hereunder shall immediately become null and void.

3. Transfer Restrictions and Investment Representations.

3.1. Nontransferability of Option. The Option may not be transferred by Optionee other than by will or the laws of descent and distribution or pursuant to the designation of one or more beneficiaries on the form prescribed by the Company. Except to the extent permitted by the foregoing sentence, (i) during Optionee’s lifetime the Option is exercisable only by Optionee or Optionee’s legal representative, guardian or similar person and (ii) the Option may not be sold, transferred, assigned, pledged, charged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, charge, hypothecate, encumber or otherwise dispose of the Option, the Option and all rights hereunder shall immediately become null and void.

3.2. Investment Representation. Optionee hereby represents and covenants that (a) any Ordinary Shares purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such purchase has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, Optionee shall submit a written statement, in a form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of any purchase of any shares hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable. As a further condition precedent to any exercise of the Option, Optionee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board or the Committee shall in its sole discretion deem necessary or advisable.

4. Additional Terms and Conditions.

4.1. Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per Ordinary Share value to change, such as a share dividend, share split, spinoff, rights offering or recapitalization through an extraordinary dividend, the number and class of securities subject to the Option and the Exercise Price shall be equitably adjusted by the Committee, such adjustment to be made in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of participants. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

4.2. Compliance with Applicable Law. The Option is subject to the condition that if the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or issuance of shares hereunder, the Option may not be exercised, in whole or in part, and such shares may not be issued, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

4.3. Issuance or Delivery of Shares. Upon the exercise of the Option, in whole or in part, the Company shall issue or deliver, subject to the conditions of this Agreement, the number of Ordinary Shares purchased against full payment therefor. Such issuance shall be evidenced by the appropriate entry on the register of members of the Company or of a duly authorized transfer agent of the Company.

4.4. Option Confers No Rights as Shareholder. Optionee shall not be entitled to any privileges of ownership with respect to Ordinary Shares subject to the Option unless and until such shares are purchased and issued upon the exercise of the Option, in whole or in part, and Optionee becomes a shareholder of record with respect to such issued shares. Optionee shall not be considered a shareholder of the Company with respect to any such shares not so purchased and issued.

4.5. Option Confers No Rights to Continued Service. In no event shall the granting of the Option or its acceptance by Optionee, or any provision of this Agreement or the Plan, give or be deemed to give Optionee any right to continued service by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the service of any person at any time.

4.6. Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

4.7. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of Optionee, acquire any rights hereunder in accordance with this Agreement or the Plan.

4.8. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Cambium Networks Corporation, Attn: Share Administration, 3800 Golf Rd Ste 360, Rolling Meadows, IL 60008, and if to Optionee, to the last known mailing address of Optionee contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

4.9. Governing Law. This Agreement, the Option and all determinations made and actions taken pursuant hereto and thereto shall be governed by the laws of the Cayman Islands and construed in accordance therewith without giving effect to principles of conflicts of laws.

4.10. Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control. The Optionee hereby acknowledges receipt of a copy of the Plan.

4.11. Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee.

4.12. Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

4.13. Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Optionee, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

4.14. Counterparts. The Award Notice may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.